CUSIP 918270-10-9                      13D                  Page 6 of 19 pages

                                  EXHIBIT 3.2.1
                                    SCHEDULE

                                     TO THE

                       MASTER AGREEMENT (THE "AGREEMENT")

                           DATED AS OF 15 APRIL, 1993

                  BETWEEN UNION BANK OF SWITZERLAND ("PARTY A")

                        AND INTEL CORPORATION ("PARTY B")

                                     PART 1
                             TERMINATION PROVISIONS

         (a)      "SPECIFIED ENTITY" means:

                  (i) in relation to Party A for the purposes of Section 5(a)(v) of this Agreement, any Affiliate of Party A; and

                  (ii) in relation to Party B for the purpose of Section 5(a)(v) of this Agreement, any Affiliate of Party B.

         (b)      "SPECIFIED TRANSACTION" will have the meaning specified in
                  Section 14 of this Agreement.

         (c) The "CROSS DEFAULT" provisions of Section 5(a)(vi) of this Agreement, as modified by Part 5(a)(iii) of this Schedule, will apply to Party A and to Party B.

                  "SPECIFIED INDEBTEDNESS" means with respect to Party A and Party B, any obligation (whether present or future, contingent or otherwise as principal or surety or otherwise) for the payment or repayment of any money.

                  "THRESHOLD AMOUNT" means USD25,000,000 (or the equivalent in any other currency or currencies).

         (d) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) of this Agreement, as modified by Part 5(a)(v) of this Schedule, will apply to both Party A and Party B.

         (e) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) of this Agreement will apply to Party A and to Party B.

CUSIP No. 918270-10-9                    13D                 Page 7 of 19 Pages


         (f) "PAYMENTS ON EARLY TERMINATION" for the purpose of Section 6(e) of this Agreement;

                  (i)      Loss will apply.

                  (ii)     The Second Method will apply.

         (g) "TERMINATION CURRENCY" means one of the currencies in which payments are required to be made pursuant to a Confirmation in respect of a Terminated Transaction selected by the non-Defaulting Party or the non-Affected Party, as the case may be, or, in the circumstances where there are two Affected Parties, as agreed between the parties, or, failing such agreement as aforesaid, or if the currency so selected is not freely available, the Termination Currency shall be U.S. Dollars.

         (h)      "ADDITIONAL TERMINATION EVENT" will not apply.

                                     PART 2
                               TAX REPRESENTATIONS

         (a) PAYER TAX REPRESENTATIONS. For the purpose of Section 3(e) of this Agreement, Party A and Party B each make the following representation:

                  It is not required by any applicable law, as modified bny the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other Party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other Party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to
                  Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the Agreement of the other Party contained in
                  Section 4(d) of this Agreement, PROVIDED that it shall not be a breach of this representation where reliance is placed on sub-clause (ii) above and the other Party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

         (b) PAYEE TAX REPRESENTATIONS. For the purpose of Section 3(f) of this Agreement, neither Party makes any representation.

CUSIP No. 918270-10-9                  13D                 Page 8 of 19 Pages

                                     PART 3
                         AGREEMENT TO DELIVER DOCUMENTS

For the purposes of Sections 3(d), 4(a)(i) and (ii) of this Agreement, each Party agrees to supply the following documents upon delivery of this Agreement:

PARTY A:                                    None;

PARTY B:                                    (i)  Certified copy of Party B's
                                            Bye-Laws and Articles of
                                            Incorporation;

                                            (ii) Certified copy of the
                                            resolution of Party B's Board of
                                            Directors authorising the execution
                                            and delivery of this Agreement and
                                            each Confirmation and performance of
                                            its obligations hereunder;

                                            (iii) Opinion of Party B's legal
                                            counsel in a form satisfactory to
                                            Party A;

                                            (iv) Letter from Process Agent of
                                            Party B confirming acceptance of its
                                            appointment.

PARTY A AND PARTY B:                        Upon delivery of this Agreement and
                                            each Confirmation forming a part of
                                            this Agreement, each Party shall
                                            provide to the other Party evidence
                                            of the authority and true signatures
                                            of each official or representative
                                            signing this Agreement or, as the
                                            case may be, a Confirmation on its
                                            behalf.

CUSIP No. 918270-10-9                  13D                   Page 9 of 19 Pages



                                     PART 4
                                  MISCELLANEOUS

         (a)      ADDRESS FOR NOTICES. For the purpose of Section 12(a) of this
                  Agreement:

                  ADDRESS FOR NOTICES OR COMMUNICATIONS TO PARTY A:

                  To the office(s) specified in the relevant Confirmation with a copy of any notice or other communication under Section 5 or 6 to both the London and Zurich Branches of Party A as set out below:

         ZURICH BRANCH

         Union Bank of Switzerland
         Bannhofstrasse 45
         8021 Zurich

         Attn:  HASO - Swap Operations

         Telex: 814449 UB CH

         LONDON BRANCH

         Union Bank of Switzerland
         100 Liverpool Street
         London EC2M 2RH

         Attn:  Debt and Treasury Transaction Services - DTTS

         Telex: 923333 UBSPDW G

         ADDRESS FOR NOTICES OR COMMUNICATIONS TO PARTY B:

         Intel Corporation
         2200 Mission College Blvd.
         Santa Clara
         California 95052
         USA

         Attn:  Mr. Christian Janin

         Fax No:  408 765 1611

         (b) PROCESS AGENT. For the purpose of Section 13(c) of this Agreement Party A appoints as its Process Agent: Union Bank of Switzerland, New York
                  299 Park Avenue
                  New York, NY 10171 USA

CUSIP No. 918270-10-9                    13D                 Page 10 of 19 Pages


         (c) OFFICES. The provisions of Section 10(a) to this Agreement shall not be applicable.

         (d)      MULTIBRANCH PARTY. For the purpose of Section 10(c) of this
                  Agreement:

                  Party A is a Multibranch Party and may act through any office specified in a Confirmation.

                  Party B is not a Multibranch Party.

         (e) CALCULATION AGENT. The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction.

         (f)      CREDIT SUPPORT DOCUMENT.  Not applicable.

         (g)      CREDIT SUPPORT PROVIDER.  Not applicable.

         (h) GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York (without reference to choice of law doctrine).

         (i) NETTING OF PAYMENTS. The first paragraph of Section 2(c) will apply as set out in this Agreement. However, Party A may notify Party B of a date(s) when it proposes to extend settlement netting to any of the three groups of transactions specified below whereupon the relevant portion of the following paragraph will apply:

                  "Subparagraph (ii) of Section 2(c) will not apply to the following group(s) of Transactions identified as such in the relevant Confirmation:

                  (i) interest rate and currency swaps, forward rate agreements and interest rate cap, collars and floors; and

                  (ii) equity swaps, options and forward transactions; and

                  (iii) commodity swaps, options and forward transactions."

         (j) "AFFILIATE" will have the meaning set out in Section 14 of this Agreement.

CUSIP No. 918270-10-9                  13D                  Page 11 of 19 Pages

                                     PART 5
                                OTHER PROVISIONS

         (a)      MODIFICATIONS TO THE AGREEMENT.

                  (i) SECTION 3(a) of this Agreement shall be amended to include the following additional representations after paragraph 3(a)(v):

                           "(vi) that it is acting as principal and not as agent when entering into each Transaction;

                           (vii) that it has sufficient knowledge and expertise to enter into each Transaction and is relying on its own judgment and not on advice of the other Party;"

                  (ii) SECTION 4 of this Agreement shall be amended by the addition, after paragraph 4(e), of the following new paragraph:

                           "(f) PHYSICAL DELIVERY. In respect of any physically settled Transactions, it will, at the time of delivery, be the legal and beneficial owner, free of liens and other encumbrances, of any securities or commodities it delivers to the other Party."

                           Further, in regard to Section 5(a)(ii) of this Agreement as it applies to the added Section 4(f), the following words shall be deleted from lines 5/6:

                           "if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party".

                  (iii)    The following proviso will be inserted at the end of
                           SECTION 5(a)(vi) of this Agreement:

                           "provided, however, that notwithstanding the foregoing, an Event of Default shall not occur under either (1) or (2) above if (a) the event or condition referred to in (1) or the failure to pay referred to in (2) is a failure to pay caused by an error or omission of an administrative or operational nature; and (b) funds were available to such party to enable it to make the relevant payment when due; and (c) such relevant payment is made within three Business Days following receipt of written notice from an interested party of such failure to pay."

                  (iv)     The following words shall be deleted from line 4 of
                           Section 5(b)(ii) of this Agreement:

CUSIP No. 918270-10-9                     13D                Page 12 of 19 Pages

                           "or there is a substantial likelihood that it will,"

                  (v) SECTION 5(b)(IV) of this Agreement shall be amended to read as follows:

                           "(iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, (aa) such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity, or (bb) any person or entity acquires directly or indirectly the beneficial ownership of equity securities having the power to elect a majority of the board of directors of X or otherwise acquires directly or indirectly the power to control the policy making decisions of X, or (cc) X enters into any agreement providing for (aa) or
                           (bb) above, and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than of X, such Credit Support Provider or such specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or"

                  (vi) SECTION 6(e)(iii) of this Agreement shall be amended to include the following sentences after the existing sentence:

                           "In addition, to, and notwithstanding anything to the contrary in the preceding sentence of this Section 6(e)(iii), if an Early Termination Date is deemed to have occurred under Section 6(a) as a result of Automatic Early Termination, the Defaulting Party hereby agrees to indemnify the Non-defaulting Party on demand against all loss or damage that the Non-defaulting Party may sustain or incur in respect of each Transaction as a result of movement in interest rates, currency exchange rates or market quotations between the Early Termination Date and the date (the "Determination Date") upon which the Non-defaulting Party first becomes aware that the Early Termination Date has been deemed to have occurred under Section 6(a).

                           If the Non-defaulting Party shall determine that it would gain or benefit from the movement in interest rates, currency exchange rates or market quotations between the Early Termination Date and the Determination Date, the amount of such gain or benefit shall be deducted from the amount payable by the Defaulting Party pursuant to Section 6(e)(i)4).

CUSIP No. 918270-10-9                  13D                  Page 13 of 19 Pages

                           The Determination Date shall be a date not later than the date upon which creditors generally of the Defaulting Party are notified of the occurrence of the Event of Default leading to the deemed Early Termination Date."

         (b)      SET-OFF.

                  (i) In addition to any rights of set-off a Party may have as a matter of law or otherwise, upon the occurrence of an Event of Default with respect to Party ("X") hereof (or a provision analogous thereto) or a Tax Event, a Tax Event Upon Merger, an Illegality or a Credit Event Upon Merger where X is the sole Affected Party, the other Party ("Y") shall have the right (but shall not be obliged) without prior notice to X or any other person to set off any obligation of X owing to Y or any Affiliate of Y (whether or not arising under this Agreement, whether or not matured, whether or not contingent and regardless of the currency, place of payment or booking office of the obligation) against any obligations of Y or any Affiliate of Y owing to X (whether or not arising under this Agreement, whether or not matured, whether or not contingent and regardless of the currency, place of payment or booking office of the obligation).

                  (ii) For the purpose of cross-currency set off, Y may convert any obligation to another currency at a market rate determined by Y.

                  (iii) If an obligation is unascertained, Y may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant Party accounting to the other when the obligation is ascertained.

                  (iv) Nothing in this paragraph will have the effect of creating a charge or other security interest. This paragraph shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any Party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

         (c) CONSENTS TO RECORDING. Each Party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the Parties and their Affiliates in connection with this Agreement or any potential Transaction and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of its and its Affiliates.

CUSIP No. 918270-10-9                  13D                 Page 14 of 19 Pages


IN WITNESS WHEREOF the parties have executed this Schedule on the respective dates specified below with effect from the date specified on the first page of this document.

       UNION BANK OF SWITZERLAND                                INTEL CORPORATION

       By:   /s/      V. SAREEN                                  By:   /s/   CHRISTIAN JANIN
          -----------------------------------                      ----------------------------------
             Name:       V. Sareen                                     Name:      Christian Janin
             Title:      First Vice President                          Title:     Assistant Treasurer
             Date:       8 June, 1993                                  Date:      July 27, 1993

       By:   /s/      H. SANTS                                   By:
          -----------------------------------                      ----------------------------------
             Name:       H. Sants                                      Name:
             Title:      Senior Vice President                         Title:
             Date:       8 June, 1993                                  Date: